Exhibit 99.1

Butterfly Network Announces Proposed Public Offering of Common Stock

1/29/2025

BURLINGTON, Mass. & NEW YORK--(BUSINESS WIRE) – Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a digital health company transforming care with portable, semiconductor-based ultrasound technology and intuitive software, today announced it has commenced an underwritten public offering of Class A common stock (“Common Stock”). Butterfly also intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of Common Stock sold in the public offering. All of the shares of Common Stock are being offered by Butterfly.

Butterfly intends to use the net proceeds from this offering to fund the development and commercialization of new and existing products and services, as well as for general corporate purposes.

TD Cowen, William Blair and Lake Street Capital Markets are the bookrunners for the proposed offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed offering may be completed or as to the actual size or terms of the proposed offering.

The proposed offering is being made pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was filed with the Securities and Exchange Commission (the SEC) on August 8, 2023 and became effective on August 22, 2023. A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering may be obtained, when available from: TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, or by telephone at (855) 495-9846 or email at TD.ECM_Prospectus@tdsecurities.com; from William Blair & Company, L.L.C., The William Blair Building, 150 North Riverside Plaza, Chicago, Illinois 60606, or by telephone at (800) 621-0687 or email at prospectus@williamblair.com; or from Lake Street Capital Markets, LLC, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or by telephone at (612) 326-1305 or email at prospectus@lakestreetcm.com.

Before investing in the offering, interested parties should read the preliminary prospectus supplement and related prospectus for this offering, including the documents incorporated by reference therein, that Butterfly has filed with the SEC. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Butterfly Network

Butterfly Network, Inc. (NYSE: BFLY) is a healthcare company driving a digital revolution in medical imaging with its proprietary Ultrasound-on-Chip™ semiconductor technology and ultrasound software solutions. In 2018, Butterfly launched the world’s first handheld, single-probe, whole-body ultrasound system, Butterfly iQ. The iQ+ followed in 2020, and the iQ3 in 2024, each with improved processing power and performance by leveraging Moore’s Law. The iQ3 earned Best Medical Technology at the 2024 Prix Galien USA Awards, a prestigious honor and one of the highest accolades in healthcare. Butterfly’s innovations have also been recognized by Fierce 50, TIME’s Best Inventions and Fast Company’s World Changing Ideas, among other achievements.

Butterfly combines advanced hardware, intelligent software, AI, services, and education to drive adoption of affordable, accessible imaging. Clinical publications demonstrate that its handheld ultrasound probes paired with Compass™ enterprise workflow software, can help hospital systems improve care workflows, reduce costs, and enhance provider economics. With a cloud-based solution that enables care anywhere through next-generation mobility, Butterfly aims to democratize healthcare by addressing critical global healthcare challenges. Butterfly devices are available to trained healthcare practitioners across Africa, Asia, Australia, Europe, the Middle East, North America, and South America.

Forward Looking Statements

Statements contained in this press release regarding Butterfly’s expectations regarding the offering are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Butterfly’s intention to conduct an offering and sale of securities, the size of the proposed offering and the completion of the proposed offering and the anticipated use of proceeds from the proposed offering. These forward-looking statements are based upon Butterfly’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, market conditions, including stock price volatility and uncertainties relating to the financial markets, satisfaction of customary closing conditions related to the proposed public offering, as well as those risks more fully discussed in the section entitled “Risk Factors” in Butterfly’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in Butterfly’s subsequent filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Butterfly undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Media and Investors Contact:

Heather Getz

Chief Financial and Operations Officer, Butterfly

investors@butterflynetwork.com